PRESS RELEASE

OFFSHORE LOGISTICS, INC.
ANNOUNCES EARNINGS FOR FISCAL YEAR ENDED
MARCH 31, 2003

LAFAYETTE, LOUISIANA (June 2, 2003) – Offshore Logistics, Inc. (NYSE: OLG) today reported net income for the fiscal year ended March 31, 2003 of $43.1 million, or $1.77 per diluted share, on revenues of $558.8 million, compared to net income of $44.5 million, or $1.84 per diluted share, on revenues of $512.1 million for the fiscal year ended March 31, 2002.

Net income for the quarter ended March 31, 2003 was $9.1 million, or $0.38 per diluted share on revenues of $138.7 million, compared to net income of $9.0 million or $0.38 per diluted share, on revenues of $128.0 million for the quarter ended March 31, 2002.

George Small, CEO and President of Offshore Logistics, Inc., said “Overall, we are pleased that our earnings held up well in the current challenging operating environment. While international flight activity remained strong throughout the most recent quarter, activity levels were down in both Air Log and Bristow, which negatively impacted fourth quarter earnings. Exceptionally bad weather in the Gulf of Mexico adversely effected earnings at Air Log, while the slowdown in drilling activity in the North Sea impacted our operations at Bristow in the quarter. We did however receive a $2.5 million dividend from our Egyptian affiliate earlier than usual, which served to mitigate the margin pressure experienced by the operating units.”

Small continued, “Looking forward, we see stable demand in most of our key international areas, with expansion expected in some of them. Mexico’s push to ramp up drilling activity should provide us with good growth opportunities this year, and oil company activity in Brazil and Western Africa appear to be developing new prospects as well. Although Gulf of Mexico drilling activity is still comparatively weak, the Gulf rig count is beginning to pick up, and we continue to believe that prospects for fiscal year 2004 should be more favorable. Our fleet upgrade program is proceeding as planned, and we are excited about the prospects that this new equipment can generate for us.”

The Company said that the amount of the additional pension plan liability charge related to a Bristow sponsored defined benefit pension plan determined as of the normal measurement date of March 31, 2003 totaled $84.0 million, in line with estimates provided in a previous news release. The additional liability arose from the fall in value of plan assets and movements in interest rates and was charged directly to stockholders’ equity, net of the related tax effect. The Company also said that the calculated amount of pension plan expense to be recorded for the year ended March 31, 2004 to be approximately $16.0 million compared to $5.1 million in the year ended March 31, 2003. The Company estimates that the additional cash contributions to the plan during fiscal 2004 will be between $5.0 and $6.0 million.

At March 31, 2003, the Company’s consolidated balance sheet reflected $361.7 million in shareholders’ investment, $56.8 million in cash and $232.8 million of indebtedness.

OLOG will conduct a telephonic conference to discuss its year-end results with analysts, investors and other interested parties at 10:00 a.m. Central Time on Tuesday, June 3, 2003. Individuals wishing to access the conference call should dial (877) 822-9020 for domestic callers and (706) 679-7181 for international callers, approximately five to ten minutes prior to the start time. Please reference the Offshore Logistics, Inc. conference call hosted by George Small Conference ID No. 526045. A replay of the conference call will be available two hours after completion of the teleconference. To hear that recording, dial (800) 642-1687 for domestic callers and (706) 645-9291 for international callers, and enter Conference ID number 526045. The replay will be available until Wednesday June 11, 2003.

Offshore Logistics, Inc. is a major provider of helicopter transportation services to the oil and gas industry worldwide. Through its subsidiaries, affiliates and joint ventures, the Company provides transportation services in most oil and gas producing regions including the United States Gulf of Mexico and Alaska, the North Sea, Africa, Mexico, South America, Australia, Egypt and the Far East. The Company’s Common Stock is traded on the New York Stock Exchange under the symbol OLG.

The tabulated results for the periods ended March 31, 2003 and 2002, are as follows (amounts in thousands, except earnings per share):

	Three Months Ended March 31,		Year Ended March 31,
	2003	2002	2003	2002
Revenue	$138,705	$128,049	$558,844	$512,114

Net Income	$ 9,147	$ 8,968	$ 43,130	$ 44,450

BASIC:
Earnings per common share	$ 0.41	$ 0.40	$ 1.92	$ 2.02

Weighted average number of
common shares outstanding	22,505	22,283	22,429	21,997

DILUTED:
Earnings per common share	$ 0.38	$ 0.38	$ 1.77	$ 1.84

Weighted average number of
common shares outstanding
and assumed conversions	26,593	26,409	26,559	26,168

Selected operating data:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2003	2002 (2)	2003	2002 (2)
Flight Hours:
Air Logistics	26,686	29,437	123,565	133,038
Bristow	10,318	11,687	48,153	50,018
International	22,025	18,980	85,874	81,276
Technical Services	262	280	1,289	1,222

Total	59,291	60,384	258,881	265,554

Operating Revenues (1):
Air Logistics	$35,586	$36,999	$150,572	$156,743
Bristow	$42,796	$42,994	$189,518	$173,590
International	$41,583	$37,089	$164,136	$144,615
Technical Services	$15,410	$ 8,212	$ 45,714	$ 27,398
GPM	$11,909	$11,237	$ 47,685	$ 45,685
Operating Income (1):
Air Logistics	$ 1,286	$ 3,522	$ 15,967	$ 28,214
Bristow	$ 1,639	$ 1,954	$ 21,163	$ 14,416
International	$ 5,638	$ 7,625	$ 26,054	$ 26,856
Technical Services	$ 469	$ 81	$ 2,979	$ 560
GPM	$ 469	$ 328	$ 2,948	$ 2,186
Operating Margins (1):
Air Logistics	3.6%	9.5%	10.6%	18.0%
Bristow	3.8%	4.5%	11.2%	8.3%
International	13.6%	20.6%	15.9%	18.6%
Technical Services	3.0%	1.0%	6.5%	2.0%
GPM	3.9%	2.9%	6.2%	4.8%

(1) These totals do not include the gain or loss on disposal of assets.

(2) Certain reclassifications have been made to the information presented for the three months and twelve months ended March 31, 2002 to reflect the break out of the Technical Services business unit, in order to conform to the format the Company intends to use in the future to present this information.

Statements contained in this press release that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ from those projected in forward-looking statements in this press release include the possibility that demand does not remain stable in most of the Company's key international areas, that expansion does not occur in some of those areas, that Mexico does not experience an increase in drilling activity or that such increase does not result in growth opportunities for the Company, that other international and domestic drilling activity does not develop as expected, and the Company's expectations with respect to prospects to be generated by its fleet upgrade do not materialize. In addition to the factors stated in the press release, additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended March 31, 2002 and the Company's report on Form 10-Q for the quarters ended June 30, September 30 and December 31, 2002. Copies of these may be obtained by contacting the Company or the SEC.

Investor Relations Contact:
H. Eddy Dupuis
Phone: (337) 233-1221
Fax: (337) 235-6678
investorrelations@olog.com

OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(thousands of dollars, except per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2003	2002	2003	2002
GROSS REVENUE
Operating revenue	$ 136,278	$ 126,884	$ 555,110	$ 508,561
Gain on disposal of assets	2,427	1,165	3,734	3,553

	138,705	128,049	558,844	512,114
OPERATING EXPENSES
Direct cost	109,798	96,497	417,910	373,003
Depreciation and amortization	9,804	9,353	37,664	35,246
General and administrative	8,251	8,644	34,478	31,732

	127,853	114,494	490,052	439,981

OPERATING INCOME	10,852	13,555	68,792	72,133

Earnings from unconsolidated affiliates, net	5,326	1,625	12,054	6,604
Interest income	402	423	1,523	2,256
Interest expense	4,011	3,567	14,904	15,825
Other income (expense), net	1,189	1,439	(3,284)	1,148

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	13,758	13,475	64,181	66,316
Provision for income taxes	4,127	4,042	19,254	20,263
Minority interest	(484)	(465)	(1,797)	(1,603)

NET INCOME	$ 9,147	$ 8,968	$ 43,130	$ 44,450

Net income per common share:
Basic	$ 0.41	$ 0.40	$ 1.92	$ 2.02

Diluted	$ 0.38	$ 0.38	$ 1.77	$ 1.84

OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(thousands of dollars)

	March 31, 2003	March 31, 2002
ASSETS
Current Assets:
Cash and cash equivalents	$ 56,800	$ 42,670
Accounts receivable	119,012	120,292
Inventories	118,846	100,849
Prepaid expenses and other	8,443	9,391

Total current assets	303,101	273,202
Investments in unconsolidated entities	27,928	21,103
Property and equipment - at cost:
Land and buildings	16,671	13,686
Aircraft and equipment	703,111	653,225

	719,782	666,911
Less: Accumulated depreciation and amortization	(193,555)	(191,942)

	526,227	474,969
Other assets	48,775	38,027

	$ 906,031	$ 807,301

LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
Accounts payable	$ 29,666	$ 30,312
Accrued liabilities	64,181	71,935
Deferred taxes	33	7,212
Current maturities of long-term debt	96,684	16,793

Total current liabilities	190,564	126,252
Long-term debt, less current maturities	136,134	191,221
Other liabilities and deferred credits	120,035	37,520
Deferred taxes	81,082	99,276
Minority interest	16,555	12,998
Stockholders' Investment:
Common Stock, $.01 par value, authorized 35,000,000
shares; 22,510,921 outstanding in 2003 and 22,298,921 in 2002
(exclusive of 1,281,050 treasury shares)	225	223
Additional paid-in capital	139,046	135,886
Retained earnings	299,498	256,368
Accumulated other comprehensive income (loss)	(77,108)	(52,443)

	361,661	340,034

	$ 906,031	$ 807,301